UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of Registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 738-6500

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2015, the Board of Directors (the “Board”) of Digital Realty Trust, Inc. (the “Company”) adopted and approved an amendment (the “Employee Stock Purchase Plan Amendment”) to the Digital Realty Trust, Inc. 2015 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and an amendment (the “Deferred Compensation Plan Amendment”, and together with the Employee Stock Purchase Plan Amendment, the “Amendments”) to the Digital Realty Deferred Compensation Plan (the “Deferred Compensation Plan”), each as described below. The Amendments were adopted in contemplation of the Company’s integration of the employees of Telx Holdings, Inc. (“Telx”) in connection with the Company’s acquisition of Telx pursuant to the Agreement and Plan of Merger, dated July 13, 2015, by and among the Company, Telx, Digital Delta, Inc., and BSR LLC (the “Merger Agreement”). Consistent with the terms of the Merger Agreement, the Company expects that Telx employees will generally remain in the Telx employee benefit plans following the closing of the merger (the “Merger”) until at least December 31, 2015, and will subsequently be transitioned into the Company’s employee benefit plans.
First Amendment to Employee Stock Purchase Plan
The Employee Stock Purchase Plan Amendment, which became effective as of August 11, 2015, amends the Employee Stock Purchase Plan to, among other things, provide that (i) the automatic annual increases in the maximum number of shares of Company common stock available for sale under the Employee Stock Purchase Plan will commence on the first day of calendar year 2017 (rather than calendar year 2016) and (ii) effective as of, and subject to and conditioned upon, the consummation of the Merger, employees of Telx and its subsidiaries will not be eligible to participate in the initial offering period of the Employee Stock Purchase Plan. Under the terms of the Employee Stock Purchase Plan, as amended, employees of Telx and its subsidiaries will be eligible to participate in subsequent offering periods.
Second Amendment to Deferred Compensation Plan
The Deferred Compensation Plan Amendment amends the Deferred Compensation Plan to provide that employees of Telx and its subsidiaries will not be eligible to participate in the Deferred Compensation Plan. The Deferred Compensation Plan Amendment will become effective upon the date on which the Merger closes.
The foregoing descriptions of the Employee Stock Purchase Plan Amendment and the Deferred Compensation Plan Amendment are not complete and are subject to and qualified in their entirety by the terms of the Employee Stock Purchase Plan Amendment and the Deferred Compensation Plan Amendment, copies of which will be subsequently filed with the Securities and Exchange Commission.

Item 8.01	Other Events.
On August 11, 2015, the Board approved and adopted amendments to the Company’s Corporate Governance Guidelines to reflect the Company’s Stock Ownership Guidelines (the “Guidelines”). The Guidelines require ownership of the Company’s common stock in amounts of six times the base salary for the chief executive officer, three times the base salary for the chief executive officer’s direct reports, and one and a half times the base salary for certain other executive officers. Each director is required to hold shares of the Company’s stock in an amount equal to two and a half times the aggregate number of shares and units granted to such director pursuant to the Company’s incentive award plans during the preceding fiscal year. Each individual covered by the Guidelines must comply with these requirements within five years of becoming subject to the Guidelines. The Company may grant exemptions on a case by case basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 17, 2015	DIGITAL REALTY TRUST, INC.

	By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

DIGITAL REALTY TRUST, L.P.

	By:	Digital Realty Trust, Inc.
Its general partner

	By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Secretary